EXHIBIT 11.1


                            CORNELL CORRECTIONS, INC.
                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)

                                                                    THREE MONTHS ENDED JUNE 30
                                                         -----------------------------------------------
                                                                 1999                       1998
                                                         ---------------------     ---------------------
                                                            BASIC      DILUTED       BASIC      DILUTED
                                                         ---------------------     ---------------------
Net Earnings ........................................    $  1,783     $  1,783     $  1,281     $  1,281
                                                         =====================     =====================
Shares used in computing net earnings per share:
    Weighted average common shares and
       common share equivalents .....................      10,126       10,126        9,971        9,971


    Less treasury shares ............................        (697)        (697)        (555)        (555)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method        --            272         --            397
                                                         ---------------------     ---------------------
                                                            9,429        9,701        9,416        9,813
                                                         ---------------------     ---------------------

 Net earnings per share .............................    $   0.19     $   0.18     $   0.14     $   0.13
                                                         =====================     =====================

                                                                      SIX MONTHS ENDED JUNE 30
                                                         -----------------------------------------------
                                                                   1999                    1998
                                                         ------------------------  ---------------------
                                                           BASIC       DILUTED      BASIC       DILUTED
                                                         ------------------------  ---------------------

Net Earnings ........................................    $    268     $    268     $  2,538     $  2,538
                                                         =====================     =====================
Shares used in computing net earnings per share:
    Weighted average common shares and
       common share equivalents .....................      10,118       10,118        9,962        9,962


    Less treasury shares ............................        (697)        (697)        (555)        (555)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method        --            262         --            447
                                                         ---------------------     ---------------------
                                                            9,421        9,683        9,407        9,854
                                                         ---------------------     ---------------------

 Net earnings per share .............................    $   0.03     $   0.03     $   0.27     $   0.26
                                                         =====================     =====================